EXHIBIT 23

KPMG
    111 North Orange Avenue, Suite 1600
    P.O. Box 3031
    Orlando, FL  32802

                        Independent Accountants' Consent

The Board of Directors
Darden Restaurants, Inc.

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-92702) of Darden Restaurants, Inc. of our report dated August 31, 2001, relating to the financial statements of the Darden Savings Plan for the year ended April 30, 2001, which appears in this Form 11-K of Darden Restaurants, Inc.


                                   /s/KPMG LLP

Orlando, Florida
October 26, 2001